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CUSIP No.    076446202                 13G        Page        7 of      8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G
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                               February 12, 1996
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         MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC.,

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

BY:              /s/ Peter A. Nadosy
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                 Morgan Stanley Asset Management Inc.
                 Peter A. Nadosy/  Vice Chairman

BY:              /s/ Edward J. Johnsen
                 ---------------------------------------------------------------
                 Morgan Stanley Group Inc.
                 Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated